UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Lyell Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40502	83-1300510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On December 15, 2022, Lyell Immunopharma, Inc. (the “Company”) announced that Ms. Elizabeth Homans would step down from her position as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company effective December 15, 2022 and that Dr. Lynn Seely would be appointed President and Chief Executive Officer of the Company and would remain a member of the Board. There were no disagreements between Ms. Homans and the Company.

Ms. Homans’s Separation Agreement

On December 15, 2022 (the “Separation Date”) Ms. Homans entered into a Separation, Transition and General Release Agreement (the “Separation Agreement”) pursuant to which the Company and Ms. Homans mutually agreed that Ms. Homans will resign from the foregoing offices. Pursuant to the Separation Agreement, subject to a general release and waiver of claims against the Company, Ms. Homans shall provide transition services as an independent contractor to the Company until the earlier of (i) June 15, 2024 and (ii) the date that the Company terminates Ms. Homans engagement for cause pursuant to the Separation Agreement (such earlier date, the “End Date”). Ms. Homans will receive the following severance benefits as a result of her resignation:

•	All accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings;

•

The amount of $900,000, less applicable payroll withholdings and deductions, which constitutes the equivalent of eighteen (18) months of Ms. Homans’s annual base salary in effect as of the Separation Date;

•	The amount of $360,000, less applicable payroll withholdings and deductions, which constitutes 100% of Ms. Homans’s annual target bonus for 2022;

•

Any stock options granted to Ms. Homans that are outstanding as of the Separation Date shall continue to be exercisable and vest (as applicable) until the End Date (unless accelerated in connection with a Change in Control, as such term is defined in Ms. Homans’s Offer Letter, dated July 23, 2020);

•	COBRA health insurance premiums for eighteen (18) months following the Separation Date; and

•	Payment of reasonable attorneys’ fees in connection with the negotiation of the Separation Agreement, up to a maximum of $25,000.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as exhibit 10.1 hereto.

Appointment of Dr. Seely as President and Chief Executive Officer

On December 14, 2022, Dr. Seely entered into an offer of employment with the Company (the “Seely Offer Letter”), pursuant to which she commenced her role as the Company’s President and Chief Executive Officer on December 15, 2022 and will also continue in her role as a member of the Board.

Dr. Seely, has served as a member of the Board since May 2021. Dr. Seely currently serves as a member of the board of directors of Blueprint Medicines Corp., a publicly-traded pharmaceutical company. From June 2016 to January 2021, Dr. Seely served as President, Chief Executive Officer and a member of the board of directors of Myovant Sciences, a biotechnology company. From March 2005 to October 2015, Dr. Seely served as Senior Vice President and Chief Medical Officer of Medivation, a biotechnology company. Dr. Seely received an M.D. from the University of Oklahoma College of Medicine and a B.A. in Journalism from the University of Oklahoma. Dr. Seely completed her residency and served as chief resident in internal medicine at Yale-New Haven Hospital, and she completed her fellowship in endocrinology and metabolism at the University of California, San Diego.

Pursuant to the Seely Offer Letter, Dr. Seely will receive an annual base salary of $650,000 and a target bonus of up to 60% of her base salary. Dr. Seely will also be granted a sign-on award of stock options (the “Option Award”) exercisable for up to 7,500,000 shares of common stock of the Company, with an exercise price equal to the fair market value of the Company’s Common Stock as of the close of the market on December 15, 2022, to be granted under the

Company’s 2021 Equity Incentive Plan (the “Plan”). Twenty-five (25) percent of the shares subject to the Option Award shall vest on the first anniversary of Dr. Seely’s appointment as President and Chief Executive Officer and 1/48th of the shares subject to the Option Award shall vest in equal monthly installments thereafter until all shares are vested, subject to Dr. Seely remaining an employee of the Company on each applicable vesting date.

Ds. Seely’s employment is at-will. There are no arrangements or understandings between Dr. Seely and any other persons pursuant to which Dr. Seely was appointed as President and Chief Executive Officer of the Company. There are also no family relationships between Dr. Seely and any director or executive officer of the Company and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Seely Offer Letter, and is subject to and qualified in its entirety by reference to the complete text of the Seely Offer Letter, a copy of which is filed as exhibit 10.2 hereto.

A copy of the press release announcing the executive transition described herein is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation, Transition and General Release Agreement, by and between Elizabeth Homans and Lyell Immunopharma, Inc., dated December 15, 2022

10.2	Offer Letter, by and between Lynn Seely and Lyell Immunopharma, Inc., dated December 14, 2022

99.1	Press Release, dated December 15, 2022, issued by Lyell Immunopharma, Inc.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyell Immunopharma, Inc.

Date: December 16, 2022

	By:	/s/ Charles Newton
Charles Newton
Chief Financial Officer